Exhibit 10.2

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is dated effective as of June 15th, 2015 (the “Effective Date”) by and between Illumination America, Inc. (the “Company”), a Florida Corporation with an office at 2060 Boca Raton Boulevard, Suite 6 Boca Raton, Florida 33431, and Financial Genetics LLC. A Delaware Corporation (the “Consultant”), with an address at 205 Chestnut Drive Roslyn, NY 11576. The Company and Consultant are sometimes hereinafter referred to individually as a “Party” and collective,· as the “Parties.”

WHEREAS, the Company desires to utilize the services of the Consultant to assist with communications with stockholders of Client and the investment community and to identify potential strategic partners to the Client;

WHEREAS, the Company and the Consultant have simultaneously entered into a Nondisclosure/Non-Circumvention Agreement (“NCNDA”) to protect their respective interests;

WHEREAS, Consultant has available expertise and significant experience in the area of corporate financing, the development of strategic partnerships;

WHEREAS, the Company desires to formally engage the services of the Consultant on a non-exclusive basis as its corporate financing advisor, performing certain consulting services on behalf of the Company as specified herein, and the Consultant agrees to perform such services, subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant hereby agree as follows:

1.     Recitals. The above recitals are true, correct and incorporated by reference as part of the Agreement.

2.     Services. The Company hereby engages the Consultant and the Consultant agrees to serve as its non-exclusive corporate finance advisor in accordance with the terms set forth in this Agreement.

(a)	The Consultant shall provide advice, consultation, referrals, information and services to the Company as requested regarding corporate finance matters, introductions to potential investors, assessment and creation of possible strategic relationships, and to provide consultation regarding possible strategic alliances and customers. The Consultant will review and assess various financing strategies and solutions with the Company, assist the Company in determining its proper capital structure, and provide assistance to the Company in conducting necessary due diligence.

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(b)	The Consultant acknowledges and agrees that it shall be an independent contractor and, neither the Consultant nor any principal or agent thereof shall be considered an "employee" of the Company for any purpose. Consultant shall be solely responsible for the payment of all foreign, federal, state and local sales taxes, use taxes, value added tax, withholding taxes, income tax, unemployment and workers' compensation insurance premiums, and similar taxes and charges of any kind with respect to its compensation and the services provided under this Agreement.

3.     Term and Termination. The term of this Agreement shall begin on the Effective Date June 15, 2015 and terminate June 14, 2016 (the “Term”). The Agreement shall automatically renew after June 14, 2016. Either party may terminate this agreement for any reason whatsoever by providing 30 day notice. Such termination shall not affect any payments due pursuant to paragraph 4.

4.     Compensation.

(a)	The Consultant shall earn a base fee of Sixty Thousand Dollars ($60,000) to be paid in increments of $10,000 per month for 6 months. In addition the Consultant shall receive an incentive bonus of three hundred-fifty thousand (350,000) restricted commons shares of the Company upon the signing of this Agreement.

(b)	Certain additional discretionary bonuses may be paid by the Company to the Consultant.

(c)	Expenses. The Company shall pay all expenses for travel, lodging, entertainment and otherwise, which the Consultant incurs in performing services under this Agreement, so long as the Consultant secures prior email approval from the Company's CFO in advance.

5.    Non-Exclusivity/Confidential Information.

During the term of this Agreement:

(a)	The Consultant shall have the non-exclusive right to assist, and/or consult with the Company in connection with all any and all efforts to introduce investors or strategic partners.

6.     Company's Representations. Company represents and warrants with and to Consultant as follows:

(a)	The Company is free to enter into this Agreement and to perform each of its terms and covenants hereunder.

(b)	The Company is not restricted nor prohibited, contractually or otherwise, from entering into and performing this Agreement, and the Company's execution and performance of this Agreement is not a violation or breach of any other agreements between the Company and any other person or entity.

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(c)	This Agreement is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

(d)	Any ownership interests issued to the Consultant under this Agreement, including without limitation any stock. shall be duly authorized and validly issued, fully paid and nonassessable, and free and clear of all liens, and will be subject to board ratification.

7.    Consultant's Representations. The Consultant represents and warrants with and to the Company as follows:

(a)	The Consultant is free to enter into this Agreement and to perform each of its terms and covenants hereunder.

(b)	The Consultant is not restricted nor prohibited, contractually or otherwise, from entering into and performing this Agreement, and the Consultant's performance of this Agreement, and the receipt of compensation hereunder, is not a violation or breach of any federal, state or local order, law or regulation of any governmental body, or a violation or breach of any agreements between Consultant and any other person or entity.

(c)	This Agreement is a legal, valid and binding agreement of Consultant, enforceable in accordance with its terms.

(d)	Consultants have not been (or have reason to believe that they may become), the subject of any SEC (or other governmental, self regulatory organization and/or quasi-governmental), investigation or inquiry.

(e)	Are not currently the subject of an SEC (or other governmental, self regulatory organization and/or quasi-governmental), inquiry or investigation.

(f)	Will not contract or knowingly work with individuals or entities that had any SEC (or other governmental, self-regulatory organization and/or quasi-governmental), violation or are under investigation.

(g)	Are not and none will work with any persons and/or entities that are deemed Bad Actors (as provided in Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "Act")).

8.     Indemnification.

(a)	The Company agrees to indemnify, defend, and shall hold harmless the Consultant, from and against any and all claims, demands, causes of action, debts or liabilities, including reasonable attorneys' fees (collectively, "Damages"), to the extent that any such Damages are based upon or arise out of (i) a breach of any of the Company's representations and warranties contained herein, (ii) the gross negligence or willful misconduct of the Company, or (iii) a violation of any federal or state laws by the Company.

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(b)	The Consultant agrees to indemnify, defend, and shall hold harmless the Company, from and against any and all claims, demands, causes of action, debts or liabilities, including reasonable attorneys' fees (collectively, "Damages"), to the extent that any such Damages are based upon or arise out of (i) a breach of any of the Consultant's representations and warranties contained herein, (ii) the gross negligence or willful misconduct of the Consultant, or (iii) a violation of any federal or state laws by the Consultant.

9.     Severability and Savings Clause. If any one or more of the provisions contained in this Agreement is for any reason (i) objected to, contested or challenged by any court, government authority, agency, department, commission or instrumentality of the United States or any state or political subdivision thereof, or any securities industry self-regulatory organization collectively, "Governmental Authority"), or (ii) held to be invalid, illegal or unenforceable in any respect, the Parties hereto agree to negotiate in good faith to modify such objected to, contested, challenged, invalid, illegal or unenforceable provision. It is the intention of the Parties that there shall be substituted for such objected to, contested, challenged, invalid, illegal or unenforceable provision a provision as similar to such provision as may be possible and yet be acceptable to any objecting Governmental Authority and be valid, legal and enforceable. Further, should any provisions of this Agreement ever be reformed or rewritten by a judicial body, those provisions as rewritten will be binding, but only in that jurisdiction, on Consultant and the Company as if contained in the original Agreement. The invalidity, illegality or unenforceability of any one or more provisions hereof will not affect the validity and enforceability of any other provisions hereof.

10.     Successors; Assignment. This Agreement and the rights and obligations under this Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective successors and permitted assigns. Neither this Agreement nor any rights or benefits under this Agreement may be assigned by either Party to this Agreement without the other Party's prior written consent.

11.     Entire Agreement; Amendment. This Agreement, along with the NCNDA, constitutes the entire agreement between the Parties as to the subject matter hereof. There are no verbal understandings, agreements, representations or warranties that are not expressly set forth in those two writings. This Agreement shall not be changed orally, but only in writing signed by the Parties.

12.     Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of Florida, without resort to the conflict of law principles thereof.

13.     Notices. All notices, requests, demands, claims or other communications required or permitted under this Letter Agreement (except for Notices of Additional Referrals, which shall be given as provided in paragraph 7 above) shall be sent by nationally recognized overnight courier (such as FedEx) to the parties at the addresses set forth at the head of this Agreement. A copy of any notice sent to Consultant shall also be sent to:

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Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

14.     Third Party Beneficiary. No person, firm, group or corporation is a third party beneficiary of this Agreement.

15.     Counterparts; Electronic Delivery. This Agreement may be executed in any number of original counterparts, each of which having been so executed and delivered shall be deemed an original and all of which, collectively, shall constitute one agreement; it being understood and agreed that the signature pages may be detached from one or more such counterparts and combined with the signature pages from any other counterparts in order that one or more fully executed originals may be assembled. A copy of an executed counterpart signature page signed by a Party may be delivered by facsimile or other electronic transmission and, upon such delivery, a print out of the transmitted signature of such Party will have the same effect as if a counterpart of this Agreement bearing an original signature of that Party had been delivered to the other Party.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement effective as of the day and year first above written.

The Company	The Consultant
Illumination America, Inc.	Financial Genetics, LLC.

/s/ Ismael Llera	/s/ Barry Bendett
Ismael Llera, President	Barry Bendett, President

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ADDENDUM TO CONSULTING AGREEMENT DATED JUNE 15, 2015

This Addendum to the Consulting Agreement by and between Illumination America, Inc. and Financial Genetics, LLC is dated October 31, 2015.

The Parties agree to amend the above referenced agreement as follows:

I.	The Consultant’s Cash Compensation is increased $60,000.00 and shall be paid monthly in equal installments of $10,000.00 commencing December 15th 2015 through May 15th 2016.

II.	The Consultant shall also receive an additional 250,000 shares of the Company’s restricted common stock.

Agreed to and Accepted this 16th of Nov. 2015.

Financial Genetics, LLC

/s/ Barry Bendett

Barry Bendett, President

Illumiation America, Inc.

/s/ Ismael A. Llera

Ismael A. Llera, president              11/17/15

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